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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                       Farmers & Merchants Bancorp, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (9-03)


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Dear Shareholder:

A few weeks ago you received our Annual Statement and Proxy material. To those of you who voted in favor of these matters and returned your proxy sheet, we thank you. We acknowledge that there is a lot of information to consider and more issues to vote on than in years past. We apologize for any confusion and understand that this may have spawned some rumors and misinformation.

THE LONG TERM GOAL OF THE BOARD OF DIRECTORS AND MANAGEMENT IS TO KEEP YOUR BANK A STRONG, GROWING, LOCAL, INDEPENDENT COMMUNITY BANK. All of these proxy items were proposed for that sole purpose. There is NO hidden agenda!

As spelled out in the proxy materials, increasing the number of authorized shares and the intended 4 for 1 stock split will provide more shares to you and potentially increase the liquidity of our stock.

We now have nearly 2000 shareholders, many more than 20 years ago when our charter documents were last updated. These proposed amendments to our Articles of Incorporation and Code of Regulations will allow the Company to function more efficiently in the increasingly competitive financial services business while protecting our local independent community bank's goal as the number of shareholders increases. All of the proposed amendments were unanimously approved by the members of the Corporate Governance and Nominating Committee and members of the Board of Directors.

We believe that the adoption of the long term incentive plan will allow the Company and the Bank to attract and retain the best qualified Officers and Employees.

If you have not yet voted please complete your proxy sheet and return it to the Company. If you have misplaced your proxy or desire to change your proxy please call Lydia Huber at 419-446-2501 and she will be glad to help you. If you have further questions please contact Joe E. Crossgrove, Chairman of the Board; Paul
S. Siebenmorgen, President and Chief Executive Officer; Edward A. Leininger, Executive Vice President and Chief Operating Officer; or Barbara J. Britenriker, Executive Vice President and Chief Financial Officer. They will be only too happy to take the time to explain to you the purpose for each of the provisions and why we feel strongly that you should vote in favor of each issue.

Our Directors, Officers, and Employees thank you for your continued loyalty and support.




Joe E. Crossgrove,      Paul S. Sibenmorgen,   Robert G. Frey,
Chairman of the Board   President & CEO        Chairman, Corporate Governance
                                               & Nominating Committee